SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed  by  the  Registrant   [  X  ]
Filed  by  a  Party  other  than  the  Registrant   [    ]

Check  the  appropriate  box:
[  X  ]     Preliminary  Proxy  Statement
[     ]     Confidential,  For Use of the Commission Only ( as permitted by Rule
            14a-6  (e)  (2))
[     ]     Definitive  Proxy  Statement
[     ]     Definitive  Additional  Materials
[     ]     Soliciting  Material  Pursuant  to  240.14a-11(c)  or  240.14a-12

                      THORNBURG MORTGAGE ASSET CORPORATION
                      ------------------------------------
                  (Name of Registrant as Specified in Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[  X  ]     No  fee  required.
[     ]     Fee  computed  on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

     1)     Title  of  each  class  of  securities to which transaction applies:

     2)     Aggregate  number  of  securities  to  which  transaction  applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)     Proposed  maximum  aggregate  value  of  transaction:

     5)     Total  fee  paid:

[     ]     Fee  paid  previously  with  preliminary  materials:

[     ]     Check  box  if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

     1)     Amount  Previously  Paid:                       $0

     2)     Form,  Schedule  or  Registration  No.:

     3)     Filing  Party:

     4)     Date  Filed:

                      THORNBURG MORTGAGE ASSET CORPORATION
                         (DBA THORNBURG MORTGAGE, INC.)


                                 March 27, 2000



To  Our  Shareholders:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Thornburg Mortgage Asset Corporation (dba Thornburg Mortgage, Inc.) (the "Company") to be held at La Posada Hotel, 330 East Palace, Canyon Room, Santa Fe, New Mexico 87501, on Thursday, April 27, 2000, at 9:00 a.m. Mountain Standard Time ("MST").

     The purpose of the meeting is to elect three nominees to the Board of Directors and to approve an amendment to the Company's Articles of Incorporation to change the name of the Company to Thornburg Mortgage, Inc. Information about the nominees for election as directors and the proposal to change the name of the Company is in the enclosed proxy statement.

     Only shareholders of record of the Company's common stock, $.01 par value, at the close of business on March 17, 2000 will be entitled to notice of and to vote at the Annual Meeting.

     While we hope that shareholders will exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

     Your  vote,  regardless  of  the  number  of  shares you own, is important.
Accordingly,  we  urge  you  to  please  vote  your  proxy.

                              Sincerely,



                              /S/  Larry  A.  Goldstone
                              -------------------------
                              Larry  A.  Goldstone
                              President  and  Chief  Operating  Officer


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
                      THORNBURG MORTGAGE ASSET CORPORATION
                         (DBA THORNBURG MORTGAGE, INC.)
                              119 East Marcy Street
                           Santa Fe, New Mexico  87501
                                 (505) 989-1900


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To  Our  Shareholders:

     The Annual Meeting of Shareholders of Thornburg Mortgage Asset Corporation (dba Thornburg Mortgage, Inc.) (the "Company") will be held at La Posada Hotel in the Canyon Room, 330 East Palace, Santa Fe, New Mexico 87501, on Thursday, April 27, 1999, at 9:00 a.m. MST, to consider and act upon the following matters:

1. The election of three Class III Directors to serve for three-year terms and until their successors are duly elected and qualified. The proxy statement accompanying this notice includes the names of the nominees to be presented by the Board of Directors for election.

2. The proposal to amend the Company's Articles of Incorporation to change the name of the Company to Thornburg Mortgage, Inc.; and

3. Such other business as may properly come before the Annual Meeting of Shareholders, or any and all adjournments thereof.

     Only shareholders of record of the Company's common stock, $.01 par value, at the close of business on March 17, 2000, the record date, will be entitled to vote at the Annual Meeting.

     Management desires to have maximum representation of shareholders at the Annual Meeting. In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute and mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                              By  order  of  the  Board  of  Directors



                              /S/  Michael  B.  Jeffers
                              -------------------------
                              Michael  B.  Jeffers
                              Secretary



Dated:  March  27,  2000




                             YOUR VOTE IS IMPORTANT.
                      PLEASE PROMPTLY DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.

                       This Page Intentionally Left Blank

                      THORNBURG MORTGAGE ASSET CORPORATION
                         (DBA THORNBURG MORTGAGE, INC.)
                              119 East Marcy Street
                           Santa Fe, New Mexico  87501
                                 (505) 989-1900


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 27, 2000


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thornburg Mortgage Asset Corporation (dba Thornburg Mortgage, Inc.), a Maryland corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at La Posada Hotel in the Canyon Room, 330 East Palace, Santa Fe, New Mexico 87501, on Thursday, April 27, 2000, at 9:00 a.m. MST and any and all adjournments thereof (collectively, the "Annual Meeting"). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders are being provided to shareholders beginning on or about March 27, 2000.

                               GENERAL INFORMATION

SOLICITATION  OF  PROXIES

     The enclosed proxy is solicited by the Board of Directors of the Company (the "Board of Directors" or the "Board"). The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries nominally holding shares of the Company's common stock, $.01 par value (the "Common Stock") will be requested to forward the proxy soliciting material to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. The Company does not expect to engage an outside firm to solicit votes.

RECORD  DATE,  QUORUM  AND  VOTING  REQUIREMENTS

     Holders of shares of the Common Stock at the close of business on March 17, 2000 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On that date, approximately 21,489,663 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding Common Stock held of record on the Record Date and entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. The election of directors requires the affirmative vote of holders representing a majority of the shares of Common Stock present at a meeting at which a quorum is present. Under Maryland law, the amendment to the Articles of Incorporation requires the affirmative vote of two-thirds of all the outstanding shares of Common Stock.

     Shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as directors and FOR the proposal to amend the Articles of Incorporation to change the name of the Company. Representatives of the Company's transfer agent will assist the Company in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have the same legal effect as a vote "against" election of the directors and amendment of the Articles. With respect to any proposal that a broker has discretion to act upon in the absence of voting instructions from the beneficial owner, the broker may vote such shares absent specific voting instructions. Therefore, with respect to Proposals 1 and 2 described herein, with respect to which brokers have the discretionary power to vote, brokers may vote such shares absent specific voting directions from the beneficial owners of such shares.

DISSENTERS'  RIGHTS

     Under Maryland law, shareholders are not entitled to any dissenters' rights with respect to the approval of any of the proposals described in this proxy statement.

REVOCABILITY  OF  PROXY

     The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

PROPOSAL  NO.  1:     ELECTION  OF  DIRECTORS

     The Company's bylaws provide that the number of directors which shall constitute the entire Board of Directors shall be fixed from time to time by resolutions adopted by the Board of Directors, but shall not be less than three
(3) persons nor greater than nine (9). The Company's bylaws also provide for a classified Board of Directors comprised of Classes I, II and III. The Company's bylaws further provide that, during the time that the Company seeks to qualify as a real estate investment trust, a majority of the Board of Directors shall be unaffiliated, directly or indirectly, with any person or entity responsible for directing and performing the day-to-day business affairs of the Company (the "Unaffiliated Directors"). The Board of Directors has determined that seven (7) directors is an appropriate number, five (5) of whom are currently unaffiliated, with two directors in Class I and Class II and three directors in Class III. The terms are staggered to provide for the election of one class each year. The Class I, Class II and Class III directors of the Company are serving for terms expiring in 2001, 2002, and 2000, respectively.

     Three Class III directors of the Company are to be elected at the Annual Meeting to serve for three-year terms and until their successors are duly elected and qualified. Mr. Garrett Thornburg, Mr. Joseph H. Badal and Mr. Stuart C. Sherman have been nominated by the Board of Directors as Class III Directors for election to the Board at the Annual Meeting. The proxies cannot be voted for a greater number of persons than the number of nominees named herein. The nominees are currently members of the Board of Directors and have agreed to continue to serve if elected. In the event that any of the nominees shall unexpectedly be unable to serve, the proxyholders will vote for such other person as the Board of Directors may designate. The election of each nominee as a director requires the affirmative vote of the holders of a majority of the Common Stock present in person or proxy at a meeting at which a quorum is present. Biographical information regarding each nominee is set forth below along with biographical information for each continuing director.

INFORMATION  REGARDING  DIRECTOR  NOMINEES  AND  CONTINUING  DIRECTORS

CLASS  III  NOMINEES  -  TERMS  EXPIRING  IN  2000

     GARRETT THORNBURG, 54, is the Chairman of the Board, Chief Executive Officer and has been a director of the Company since the Company commenced operations in June of 1993. He is also Chairman, Chief Executive Officer and a director of Thornburg Mortgage Advisory Corporation (the "Manager") which is responsible for the day-to-day operations of the Company, subject to the supervision of the Board of Directors. Mr. Thornburg is also Chairman, Chief Executive Officer and a director of Thornburg Investment Management, Inc.
("TIM"), an investment advisory firm organized in 1982 and of Thornburg Securities Corporation ("TSC"), a registered broker-dealer that acts as a distributor of mutual funds managed by TIM and also has participated as an underwriter in previous public offerings of the Common Stock. Mr. Thornburg owns a majority of the voting shares of TIM, TSC, and the Manager. Mr. Thornburg is also Chief Executive Officer and co-founder of Thornburg Foundation Realty, Inc. ("TFRI"), a real estate investment trust, structured to assist non-profit organizations in their acceptance of charitable gifts of commercial real estate. TIM is advisor to the ten Thornburg Mutual Funds. Mr. Thornburg is also the President and a trustee of Thornburg Investment Trust, a regulated investment company organized as a Massachusetts business trust that is the issuer of eight of the Thornburg Mutual Funds. Mr. Thornburg is also Chairman of the Board and a director of Limited Term Municipal Fund, Inc., a regulated investment company organized as a Maryland corporation. The eight Thornburg bond funds and two equity funds currently have assets of $2.9 billion. TIM also acts as a subadvisor to the New England Investment Company's Daily Tax Free Income Fund with assets of $663 million and as placement agent to six of their tax-free money funds with assets of $1.6 billion. Mr. Thornburg is a graduate of Williams College, B.A., and Harvard University, MBA.

     JOSEPH H. BADAL, 55, has been a director of the Company since it commenced operations in June of 1993. He is currently Senior Vice President of Residential Loan Production with Charter Mortgage Company, headquartered in Albuquerque, New Mexico. From 1980 through 1994, Mr. Badal was the President of Merit Southwest Development Company, Inc., a consulting and commercial and industrial real estate development firm in Albuquerque, New Mexico. Mr. Badal is a former member of the New Mexico House of Representatives and former Chairman of the New Mexico Mortgage Finance Authority. Mr. Badal is a graduate of Temple University, B.S., and the University of New Mexico, MBA.

     STUART C. SHERMAN, 61, has been a director of the Company since it commenced operations in June of 1993. He has been the President of S. C. Sherman & Company, Inc. and American Southwest Development Company, Inc., both commercial real estate development firms, since 1978. S. C. Sherman & Company, Inc. is also a real estate brokerage company. From April 1991 until September 1994, Mr. Sherman was also Executive Vice President of The Royce Company, a commercial real estate brokerage firm and an affiliate of Great Western Financial Corporation.


CLASS  I  AND  II  DIRECTORS  -  TERMS  EXPIRING  IN  2001  AND  2002

     DAVID A. ATER, 55, has been a director of the Company since March of 1995. Mr. Ater is the President of Ater & Associates, an owner/broker of various commercial and residential real estate development projects, as well as a planning and management consulting firm. Mr. Ater is a principal in Zeckendorf Northwest, also a real estate development entity. Mr. Ater is also a Trustee of Thornburg Investment Trust, an open-end management investment company, which has eight portfolios consisting of six bond funds and two equity funds, and of TFRI. Mr. Ater is actively involved with a number of charitable and community organizations, and is currently a member of GBAC, the New Mexico Governor's Business Advisory Council, and the New Mexico Amigos, the state's official goodwill ambassadors. Mr. Ater has been involved in a variety of real estate development projects since 1980, and from 1970 to 1980, was employed by First National Bank of Santa Fe where he was President and Chief Executive Officer from 1978 to 1980. Mr. Ater is a graduate of Stanford University.

     LARRY A. GOLDSTONE, 45, is the President and Chief Operating Officer and has been a director of the Company since the Company commenced operations in June of 1993. Mr. Goldstone is also a Managing Director of the Manager. From November 1991 until August 1992, Mr. Goldstone was employed at Downey Savings and Loan Association, where he was a Senior Vice President and Treasurer. While employed by Downey Savings and Loan, Mr. Goldstone was primarily responsible for cash and liquidity management, mortgage portfolio management, wholesale funding and interest rate risk management. Prior to his employment at Downey Savings, Mr. Goldstone was employed by Great American Bank, a federal savings bank, for a period of eight years where he held a variety of increasingly responsible positions, including manager in the Treasury Department and in the Mortgage
Portfolio Management Department. Mr. Goldstone was responsible for the management and trading of a $3 billion mortgage-backed securities portfolio and was instrumental in structuring over $1 billion of privately and publicly issued adjustable and variable-rate mortgage-backed securities. Additionally, Mr. Goldstone has extensive experience in all facets of mortgage finance, interest rate risk management and hedging. Mr. Goldstone resigned from Great American in October 1991, having held the title of Senior Vice President.

     OWEN M. LOPEZ, 59, was elected to the Board of Directors on December 18, 1996. Mr. Lopez has been the Executive Director of the McCune Charitable Foundation in Santa Fe, New Mexico since 1994 and before that he was the Managing Partner of the Hinkle Law Firm, Santa Fe, New Mexico, from 1982 to 1993. Mr. Lopez is actively involved with a number of charitable and community organizations, and was formerly a trustee of the International Folk Art Foundation, a board member of the Santa Fe Chamber Music Festival, a regent of New Mexico Tech, a commissioner of the National Museum of American Art of Smithsonian, a board member of St. John's College in Santa Fe and a trustee of the Rocky Mountain Mineral Law Foundation. Mr. Lopez is a graduate of Stanford University, B.A., and Notre Dame University, J.D.

     JAMES H. LORIE, 78, has been a director of the Company since it commenced operations in June of 1993. He currently is Eli B. and Harriet B. Williams Professor Emeritus of Business Administration in the Graduate School of Business at the University of Chicago. Mr. Lorie has been Director of Research, Associate Dean and Acting Dean of the Graduate School of Business, University of Chicago. He is presently on the Board of Directors of the Acorn Fund. He has been a consultant to SRI on the future of the securities industry and has been a member of the National Market Advisory Board, the Board of the Chicago Board Options Exchange, the Board of the National Association of Securities Dealers, Inc., and the Board of Directors of Elsinore Corporation, Merrill Lynch & Co.,
Inc.,  the  Square  D  Company  and  the  Vulcan  Materials  Company.

INFORMATION  REGARDING  THE  BOARD  OF  DIRECTORS

     The Board of Directors held four (4) meetings and acted by unanimous written consent one (1) time during 1999. Each of the directors attended at least 75% of the meetings of the Board of Directors and of the committees on which each served during 1999.

     Audit  Committee
     ----------------

     The Board of Directors has an audit committee which consists of Mr. Ater, Mr. Badal, and Mr. Sherman. The audit committee meets with the Company's independent certified public accountants at least twice a year, once before and once after the annual audit, to review the scope of and to discuss the results of the annual audit. The audit committee may also meet at such other times as it deems appropriate and the Company's independent certified public accountants have been instructed to inform the audit committee at any time of any information concerning the Company that they consider appropriate. The audit committee met three (3) times during 1999.

     In December 1999, the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") adopted new guidelines regarding the expanded responsibilities of audit committees. At a meeting held on January 25, 1999, the audit committee and the Board of Directors endorsed the principles set forth in the guidelines and the Board authorized and directed the preparation of a charter for the audit committee and the taking of all other appropriate action in full compliance with the guidelines. A charter is in the process of being prepared and, upon completion, will be presented to the Board for approval and adoption at its next regularly scheduled meeting.

     Nominating  Committee
     ---------------------

     The Board of Directors has a nominating committee consisting of Mr. Ater, Mr. Badal, Mr. Lopez, Mr. Lorie and Mr. Sherman. The nominating committee was established for the sole purpose of having the Unaffiliated Directors recommend to the entire Board of Directors future nominees for election as Unaffiliated Directors of the Company. The nominating committee met once during 1999.

     Stock  Option  Committee
     ------------------------

     The Board of Directors has a stock option committee (the "Committee") consisting of Mr. Ater, Mr. Badal, Mr. Lopez, Mr. Lorie and Mr. Sherman. The Committee administers the Amended and Restated 1992 Stock Option and Incentive Plan (the "Plan") of the Company and has exclusive discretion to make stock option grants and other awards under the Plan. Officers, directors (other than members of the Committee) and employees of the Company and other persons expected to provide significant services to the Company are eligible to receive awards of stock options, Dividend Equivalent Rights ("DERs"), Phantom Stock Rights ("PSRs") and stock appreciation rights ("SARs"). Under the Plan, Non-Statutory Stock Options to purchase 13,333 shares of Common Stock are granted under a formula to each Unaffiliated Director who is a member of the Committee as of the date of such member's appointment to the committee, and thereafter options to purchase Common Stock are granted to each such director for 0.2% of the Common Stock sold by the Company during the previous fiscal quarter as part of a continuous offering or 0.2% of the Common Stock sold by the Company or Common Stock into which the Company's Series A 9.68% Cumulative Convertible Preferred Stock, $.01 par value (the "Preferred Stock") sold by the Company may be converted as of the pricing date of a firm commitment public offering or direct placement of the Common Stock or Preferred Stock (including shares of Common Stock sold under the waiver provision of the Optional Cash Purchase feature of the Company's Dividend Reinvestment and Stock Purchase Plan (the "DRP")), but excluding other shares issued under the DRP and shares issued pursuant to the exercises of options under the Plan). In addition to the formula grants to members of the Committee, the committee may also make additional grants of stock options and other awards to members of the Committee, provided the recipient does not participate in the determination of, or vote on, the award. The Committee met two (2) times and acted by unanimous written consent one (1) time during 1999.

     During 1999, the members of the Committee received, as a group, options to purchase 31,021 shares of Common Stock at an exercise price of $9.06 and 13,960 DERs. In lieu of $21,000 of dividends earned on DERs and PSRs outstanding during 1999, the Committee members chose to receive 2,304 PSRs, as a group. As of December 31, 1999, the Unaffiliated Directors, as a group, held 162,389 options with exercise prices that range from $9.0625 to $22.625. 134,789 of these options are exercisable.

     Compensation  Committee
     -----------------------

     The Board of Directors does not have a compensation committee since the Company has no paid officers or employees.

     Executive  Committee
     --------------------

     The Board of Directors has an executive committee comprised of Mr. Thornburg, Mr. Ater and Mr. Sherman. The executive committee meets to consider various matters delegated by the Board of Directors and to make recommendations to the Board of Directors regarding such matters. The executive committee met two (2) times during 1999.

     In addition, the Unaffiliated Directors annually review the Company's contract with the Manager to determine whether the contracted fee schedule is reasonable in relation to the nature and quality of services performed by the Manager under the contract.

     The Unaffiliated Directors receive an annual fee of $15,000 per year plus $1,000 for each meeting of the Board of Directors. The members of the audit committee receive $1,000 for each meeting for their services as members of the audit committee. The members of the nominating committee and the stock option committee do not receive compensation for service on those respective committees. The unaffiliated members of the executive committee receive $1,000 per meeting for their services as members of the executive committee. Unaffiliated Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RE-ELECT THE CLASS III DIRECTORS TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR SUCH APPROVAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED IN THE PROXY.

PROPOSAL  NO.  2:     AMENDMENT  OF  ARTICLES  OF  INCORPORATION  TO CHANGE NAME

     The  Board  recommends  that  the Company's name be changed from "Thornburg
Mortgage Asset Corporation" to "Thornburg Mortgage, Inc.", a name that the Company has been using as a fictitious business name since October 14, 1999. The name change is being undertaken in order to broaden and better define the businesses in which the Company is engaged. This change is anticipated to enhance the marketing of Thornburg mortgage products by increasing investor and market awareness of such products. The approval of the name change will not affect in any way the validity of currently outstanding stock certificates and will not require the Company's shareholders to surrender or exchange any stock certificates that they currently hold. The Articles of Incorporation will be amended to reflect the new change. Under Maryland law, amendments to the Articles of Incorporation require the affirmative vote of two-thirds of all the outstanding shares of Common Stock.

     The Company, therefore, seeks shareholder approval of the following new Article Second which will replace the current Article Second.

     "SECOND:      The  name of the corporation (which is hereinafter called the
"Corporation")  is:

               THORNBURG  MORTGAGE,  INC."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO THORNBURG MORTGAGE, INC. THE AFFIRMATIVE VOTE OF SIXTY-SIX AND TWO-THIRDS (66 2/3) PERCENT OF THE OUTSTANDING SHARES OF THE COMMON STOCK IS REQUIRED TO APPROVE THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR SUCH APPROVAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED IN THE PROXY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 15, 2000, relating to the beneficial ownership of the Common Stock and the Preferred Stock by each director of the Company, each executive officer, and all executive officers and directors of the Company as a group. To the Company's knowledge, there are no beneficial owners who hold more than 5% of either the outstanding shares of the Common Stock or Preferred Stock. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him.

                                                                    Percent of
                                                                      Number       Voting  Shares
Name of Security Holder                                              of Shares     Outstanding (1)
----------------------------------------------------------------  ---------------  ---------------
Garrett Thornburg (2)                                                     793,648            3.18%
David A. Ater (3)                                                          55,729               *
Joseph H. Badal (4)                                                        54,855               *
Larry A. Goldstone (5)                                                    302,500            1.21%
Owen M. Lopez (6)                                                          31,947               *
James H. Lorie (7)                                                         51,790               *
Stuart C. Sherman (8)                                                      41,366               *
Richard P. Story (9)                                                      143,603               *

All Executive Officers and Directors as a Group (8 persons) (10)        1,475,438            5.92%

     *  less  than  1%  of  the  outstanding  shares.

(1) Based on 24,928,501 shares of Common Stock (including 678,838 shares which can be acquired within 60 days from the date of this proxy statement upon the exercise of options granted pursuant to the Plan and 2,760,000 shares of Preferred Stock that are convertible into shares of Common Stock on a one-to-one basis) issued and outstanding, as of the date of this proxy statement.
(2) Mr. Thornburg is Chairman of the Board and the Chief Executive Officer. Includes 283,507 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(3) Mr. Ater is a director. Includes 20,093 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(4) Mr. Badal is a director. Includes 51,790 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options and 500 shares of Preferred Stock that are convertible into shares of Common Stock on a one-to-one basis. The holdings of Common Stock reported for Mr. Badal exclude 643 shares of Common Stock held by Mr. Badal's wife.
(5) Mr. Goldstone is the President, Chief Operating Officer and a director. Includes 179,167 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(6) Mr. Lopez is a director. Includes 30,672 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(7) Mr. Lorie is a director. Includes 20,093 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(8) Mr. Sherman is a director. Includes 39,741 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(9) Mr. Story is the Chief Financial Officer and the Treasurer. Includes 53,775 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options. The holdings of Common Stock reported for Mr. Story include 89,828 shares of Common Stock held jointly with his wife.
(10) Includes 678,838 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options and 500 shares of Preferred Stock that are convertible into shares of Common Stock on a one-to-one basis.

                            MANAGEMENT OF THE COMPANY

     The  executive  officers  of the Company and their position are as follows:

          Name        Age                       Positions Held
--------------------  ----  -----------------------------------------------------------
  Garrett Thornburg     54  Chairman of the Board, Director and Chief Executive Officer
  Larry A. Goldstone    45  Director, President and Chief Operating Officer
  Richard P. Story      47  Chief Financial Officer and Treasurer

     The executive officers serve at the discretion of the Company's Board of Directors. Biographical information regarding Mr. Thornburg and Mr. Goldstone is provided above. Biographical information regarding Mr. Story is set forth below.

     Mr. Story has been the Chief Financial Officer of the Company and the Chief Accounting Officer of the Manager since May 1993 and Treasurer of the Company since June 1994 and a Managing Director of the Manager since December 1998. From April 1992 until April 1993, he was the Controller of Sharp HealthCare, a health care company in San Diego, California. As Controller, Mr. Story was responsible for financial statement preparation and reporting, accounts payable, payroll, fixed assets and corporate tax. From 1976 until April 1992, Mr. Story was employed at Great American Bank, a federal savings bank in San Diego, and from 1988 until 1992 held the position of Controller at that institution. As Controller, he was responsible for financial reporting, budgeting and planning, financial analysis, loan portfolio reporting and analysis, insurance risk management, corporate tax, accounts payable, fixed assets and payroll.

                             EXECUTIVE COMPENSATION

     The Company has not paid, and does not intend to pay, any annual compensation to the Company's executive officers for their services as executive officers. However, the Company may from time to time, at the direction of the stock option committee, grant options to purchase shares of the Common Stock, Dividend Equivalent Rights ("DERs"), Phantom Stock Rights ("PSRs") and Stock Appreciation Rights ("SARs") to the executive officers and directors pursuant to the Plan.

     The following table presents the total number of stock options granted to the executive officers of the Company during the fiscal year ended December 31, 1999.

        STOCK OPTIONS GRANTED DURING FISCAL YEAR ENDED DECEMBER 31, 1999

                    Number of      % of
                      Shares       Total
                    Underlying    Options                               Value
                     Options    Granted to   Exercise   Expiration     on Date
                     Granted     Employees     Price       Date     of Grant (1)
                    ----------  -----------  ---------  ----------  -------------
Garrett Thornburg       36,979       19.80%  $   9.063   4/15/2009  $      34,021
Larry A. Goldstone      36,979       19.80%      9.063   4/15/2009         34,021
Richard P. Story        18,490        9.90%      9.063   4/15/2009         17,011
                        10,000        5.35%      8.375  12/10/2009          9,600

(1) The value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999: dividend yield of 10%; expected volatility of 30.1%; risk-free interest rate of 5.48%; and expected lives of 7 years.

     The following table presents the total number of stock options exercised during 1999 and held as of December 31, 1999 by the executive officers of the Company and the year-end value of these options.

  AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES DURING FISCAL YEAR ENDED
                                DECEMBER 31, 1999

                     Number of                    Number of Securities             Value of
                      Shares                     Underlying Unexercised      Unexercised In-the-Money
                     Acquired       Value       Stock Options at 12/31/99  Stock Options at 12/31/99 (2)
                                                --------------------------  ----------------------------
                    on Exercise  Realized (1)   Exercisable  Unexercisable  Exercisable   Unexercisable
                    -----------  -------------  -----------  -------------  ------------  --------------

Garrett Thornburg        0            $0          253,007       30,500           $0             $0
Larry A. Goldstone       0             0          148,667       30,500           0              0
Richard P. Story         0             0          38,525        25,250           0              0

(1) The value realized is based on the market value of the underlying securities on the exercise date, less the exercise price.
(2) The value of unexercised options is calculated using the closing price of $8.25 on the NYSE of the Common Stock on December 31, 1999.

     The following table presents the total number of DERs granted, the value of dividends earned on DERs and the number of PSRs issued in lieu of cash dividends on DERs and PSRs to the executive officers during 1999.

     DERS GRANTED AND OUTSTANDING DURING FISCAL YEAR ENDED DECEMBER 31, 1999

-                                                   1999        Number of
-                   Number of                    Dividends     PSRs Issued     Number of     Value of
-                     DERs       Vested DERs     Earned on     In Lieu of       PSRs           PSRs
-                    Granted   Outstanding (1)   DERs/PSRs    Dividends (2)  Outstanding  Outstanding(3)
                    ---------  ---------------  ------------  -------------  -----------  ---------------
Garrett Thornburg      16,641           27,490  $     23,395          2,526        3,870  $        31,928
Larry A. Goldstone     16,641           27,490        23,395          2,526        3,870           31,928
Richard P. Story       12,820           18,247        11,699          1,263        1,935           15,964

(1) DERs granted in connection with the Preferred Stock are not vested until and unless shares of the Preferred Stock are converted to shares of Common Stock.
(2) PSRs are issued in lieu of cash dividends for DERs and PSRs at the discretion of the holders of DERs and PSRs.
(3) The value of outstanding PSRs is calculated using the closing price of $8.25 on the NYSE of the Common Stock on December 31, 1999.

TOTAL  RETURN  COMPARISON

     The following graph presents a total return comparison of the Common Stock for the five year period from December 31, 1994 through December 31, 1999, to the Bloomberg Mortgage REIT Index, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") All REIT Index and the Lehman Long-Term Bond Index. The total return reflects stock price appreciation and the value of dividends for the Common Stock and for each of the comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1994, and that all dividends were reinvested. The total return performance shown on the graph is not necessarily indicative of future total return performance.

                 TOTAL RETURN COMPARISON FROM DECEMBER 31, 1994
                            THROUGH DECEMBER 31, 1999


                               [GRAPHIC  OMITED]


                                12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                ---------  ---------  ---------  ---------  ---------  ---------
Thornburg Mortgage Asset Corp.  $  100.00  $  226.17  $  324.81  $  285.42  $  177.36  $  198.31
Bloomberg Mortgage REIT Index      100.00     160.26     227.06     185.95     140.37     111.54
NAREIT All REIT Index              100.00     118.31     160.61     190.90     154.97     144.93
Lehman Long-term Bond Index        100.00     130.69     129.55     149.09     169.25     155.20

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to being Chairman of the Board, Chief Executive Officer and a director of the Company, Mr. Thornburg is Chairman of the Board, President and a director of the Manager and owns a controlling interest in the Manager. Mr. Goldstone, in addition to being the President, Chief Operating Officer and a director of the Company, is a managing director of the Manager. Mr. Story, the Treasurer and Chief Financial Officer of the Company, is also a Managing Director and the Chief Accounting Officer of the Manager. As such, Mr. Thornburg, Mr. Goldstone and Mr. Story are paid employees of the Manager. Mr. Goldstone and Mr. Story own minority interests in the Manager.

     The Company pays the Manager an annual base management fee based on average shareholders' equity, adjusted for liabilities that are not incurred to finance assets ("Average Net Invested Assets" as defined in the Management Agreement between the Company and the Manager dated July 15, 1999 (the "Management

Agreement")) payable monthly in arrears as follows: 1.1% of the first $300 million of Average Net Invested Assets, plus 0.8% of that portion above $300 million. In addition, during 1999, the two wholly-owned REIT qualified subsidiaries of the Company entered into separate management agreements with the Manager for additional management services for a combined amount of $1,250 per calendar quarter, paid in arrears. For the year ended December 31, 1999, the Company paid the Manager $4,088,000 in base management fees in accordance with the terms of the Agreement.

     The Manager is also entitled to earn performance based compensation in an amount equal to 20% of the Company's annualized net income, before performance based compensation, above an annualized Return on Equity equal to the ten year U.S. Treasury Rate plus 1%. For purposes of the performance fee calculation, equity is generally defined as proceeds from issuance of common stock, before underwriter's discount and other costs of issuance, plus retained earnings. For the year 1999, the Company did not pay the Manager any performance based compensation because the Company's net income, as measured by Return on Equity, did not exceed the required performance measure.

     Pursuant to the terms of the Management Agreement, in the event a person or entity obtains 20% or more of the Common Stock, if the Company is combined with another entity, or if the Company terminates the Management Agreement other than for cause, the Company is obligated to acquire substantially all of the assets of the Manager through an exchange of shares of Common Stock with a value based on a formula tied to the Manager's net profits.

     The bylaws of the Company provide that the Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement and that the Unaffiliated Directors shall determine at least annually that the Manager's compensation is reasonable in relation to the nature and quality of services performed.

     Beginning in August 1999, the Company's two wholly-owned REIT qualified subsidiaries entered into separate lease agreements with the Manager for office space in Santa Fe. During 1999, the combined amount of rent paid to the Manager was $10,000.

     Mr. Goldstone, Mr. Story, Mr. Ater and Mr. Lorie have all entered into full-recourse, interest-bearing notes receivable, pursuant to a program approved by the Board of Directors in December 1997, which were used to purchase Common Stock of the Company pursuant to the exercise of stock options under the Plan. The notes have maturity terms ranging from 3 years to 9 years and accrue interest at rates that range from 5.47% to 6.00% per annum. In addition, the notes are secured by a pledge of the shares of the Common Stock acquired. Interest is payable quarterly, with the balance due at the maturity of the notes. The payment of the notes will be accelerated only upon the sale of the shares of Common Stock pledged for the notes. The notes may be prepaid at any time at the option of each borrower.

     As of March 15, 2000, the outstanding balances on the notes receivable entered into by Mr. Goldstone, Mr. Story, Mr. Ater and Mr. Lorie were
$1,643,790,  $1,340,364,  $508,143  and  $470,700,  respectively.

     The Company does not intend to purchase any mortgage securities or enter into any servicing or administrative agreements (other than the Management Agreement) with any entities affiliated with the Manager.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     There are no beneficial owners of 10% or more of the Company's equity securities. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during the year ended

December 31, 1999, all filing requirements applicable to its executive officers and directors were complied with during the fiscal year.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC"), independent certified public accountants, to examine the financial statements of the Company for the year ended December 31, 2000. McGladrey & Pullen, LLP ("McGladrey") had been the Company's independent certified public accountants since the Company commenced operations in June 1993. On August 30, 1999, McGladrey resigned as independent auditors of the Company upon the sale of their investment management practice to PwC. Three partners and twenty-two professionals, including the partner and staff previously serving the Company, joined PwC. The audit reports provided by McGladrey of the Company's financial statements for the fiscal years ended December 31, 1997 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During those two fiscal years and the subsequent interim period preceding the termination of McGladrey, there were no disagreements between the Company's management and McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of McGladrey, would have caused it to make reference to the subject matter of the disagreement in connection with its report for the year in question.

     On August 30, 1999, upon the recommendation of the audit committee and approval by the Board, the Company appointed PwC to examine the financial statements of the Company for the year ended December 31, 1999. Prior to the Company's engagement of PwC, there were no consultations by the Company and PwC relating to (i) disclosable disagreements with McGladrey, (ii) how accounting principles would be applied by PwC to a specified transaction either completed or proposed, or (iii) the type of audit opinion PwC might render on the Company's financial statements. A representative of PwC is expected to be available by teleconference at the Annual Meeting and will be provided with an opportunity to make a statement and to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

     The management and the Board of Directors know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, no shareholder proposals have been received by the Company.
However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                              SHAREHOLDER PROPOSALS

     Any proposal that a shareholder may desire to present to the 2001 Annual Meeting of shareholders must be received in writing by the Secretary of the Company prior to November 24, 2000, in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934. Such written notice must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the shareholder's name and address as they appear on the Company's books; (iii) the number of shares of Common Stock beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

                                  ANNUAL REPORT

     The 1999 Annual Report to shareholders including financial statements for the fiscal year ended December 31, 1999, which is being mailed to shareholders together with this proxy statement, contains financial and other information about the activities of the Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials.

     A COPY OF THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE

COMMISSION, IS AVAILABLE UPON REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO RICHARD P. STORY, CHIEF FINANCIAL OFFICER, AT 119 MARCY STREET, SANTA FE, NEW MEXICO, 87501.


                                   By  the  order  of  the  Board  of  Directors



                                   /S/  Larry  A.  Goldstone
                                   -------------------------
                                   Larry  A.  Goldstone
                                   President  and  Chief  Operating  Officer



March  27,  2000
Santa  Fe,  New  Mexico

                      THORNBURG MORTGAGE ASSET CORPORATION
                         (DBA THORNBURG MORTGAGE, INC.)

                               119 EAST MARCY ST.
                               SANTA FE, NM 87501
                                  505-989-1900

        PROXY - ANNUAL MEETING OF SHAREHOLDERS - THURSDAY, APRIL 27, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Garrett Thornburg and Larry A. Goldstone as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of Thornburg Mortgage Asset Corporation (dba Thornburg Mortgage, Inc.) (the "Company") held of record by the undersigned on March 17, 2000 at the Annual Meeting of Shareholders to be held on Thursday, April 27, 2000 or at any adjournment thereof.

1. ELECTION OF DIRECTORS. The election of three Class III Directors to serve for three years, each until his successor is duly elected and qualified.


FOR all nominees listed             AGAINST                     ABSTAIN    [   ]
(except as marked to the            all nominees listed
contrary below) [   ]               below [   ]


INSTRUCTIONS: TO VOTE AGAINST AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                    Garrett  Thornburg,  Joseph  H.  Badal,  Stuart  C.  Sherman

2. AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME. The name of the Company to be changed to Thornburg Mortgage, Inc.


FOR    [   ]                        AGAINST   [   ]             ABSTAIN    [   ]


3. Such other business as may properly come before the Annual Meeting of Shareholders, or at any and all adjournments thereof.

                 (Continued, and to be signed, on Reverse Side)

                      THORNBURG MORTGAGE ASSET CORPORATION
                         (DBA THORNBURG MORTGAGE, INC.)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS, IN FAVOR OF AMENDING THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME, AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

     Please sign, exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                     Date
                          ------------------------------------


                     -----------------------------------------
                                   Signature

                     -----------------------------------------
                           Signature,  if  held  jointly.


    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                    ENVELOPE.